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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 15, 2004

Input/Output, Inc. (Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation)
1-12691	22-2286646

(Commission File Number)	(IRS Employer Identification No.)
12300 Parc Crest Drive, Stafford, TX	77477

(Address of Principal Executive Offices)	(Zip Code)
(281) 933-3339 (Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

        The unaudited pro forma statements of operations for the six months ended June 30, 2004 give pro forma effect to: (1) the GX Technology Corporation (GXT) acquisition and (2) the registered offering of Input/Output, Inc. (I/O) common stock, as if the transactions had been consummated on January 1, 2003.

        The unaudited pro forma financial information is based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma statement of operations does not purport to represent what our results of operations actually would have been if the events described above had occurred as of the date indicated or what our results will be for any future periods. The unaudited pro forma financial statements are based upon assumptions and adjustments that we believe are reasonable. The unaudited pro forma financial statements and the accompanying notes should be read in conjunction with our historical financial statements contained in our Annual Report on Form 10-K (as amended by Forms 10-K/A-1 and 10-K/A-2), and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004, respectively, and the historical financial statements of GXT, including the notes thereto, included in our Current Report on Form 8-K filed on May 11, 2004.

        The assets acquired and the liabilities assumed of GXT referred to in these unaudited pro forma financial statements have been recorded at their estimated fair values as of the date of the acquisition. The allocation in these unaudited pro forma financial statements is a preliminary allocation based on an internally prepared valuation of the fair value of the acquired assets and liabilities of GXT. When finalized, the allocation may vary from the allocation presented in these unaudited pro forma financial statements.

INPUT/OUTPUT, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
Six Months Ended June 30, 2004

	Input/ Output(1)	GXT(2)	Pro Forma Adjustments		Pro Forma Input/Output
	(in thousands, except per share data)
Net sales	$98,614	$32,412	$—		$131,026
Cost of sales	64,552	25,213	1,719	(3)	91,484

Gross profit	34,062	7,199	(1,719)		39,542

Operating expenses (income):
Research and development	9,456	—	—		9,456
Marketing and sales	8,314	3,669	—		11,983
General and administrative	10,545	1,537	—		12,082
Gain on sale of assets	(896)	—	—		(896)

Total operating expenses	27,419	5,206	—		32,625

Income (loss) from operations	6,643	1,993	(1,719)		6,917
Interest expense	(2,993)	(962)	633	(4)	(3,322)
Interest income	758	—	—		758
Other income	158	—	—		158

Income (loss) from operations	4,566	1,031	(1,086)		4,511
Income tax expense (benefit)	938	371	(421	)(5)	888

Net income (loss)	$3,628	$660	$(665)		$3,623

Basic income per share	$0.07				$0.05
Diluted income per share	$0.07				$0.05
Weighted average number of shares outstanding	54,596		20,962	(6)	75,558
Weighted average number of diluted shares outstanding	55,005		23,511	(7)	78,516

(1)
Represents I/O's reported results of operations, which included GXT's results of operations from the date of acquisition (June 14, 2004).

(2)
Represents GXT's results of operations for the period of January 1, 2004 through June 13, 2004.

(3)
Reflects the pro forma adjustment to record the amortization of the acquired intangible assets for the period of January 1, 2004 through June 13, 2004. The acquired intangible assets are customer relationships, proprietary technology, non-compete agreements and trade names, and have estimated useful lives ranging from two years to 15 years.

(4)
Reflects the pro forma adjustment to record the interest savings for the period of January 1, 2004 through June 13, 2004, resulting from the payoff of the GXT line of credit and shareholder loan.

(5)
Reflects the pro forma adjustment to utilize I/O net operating losses to offset GXT U.S. tax expense, since I/O maintains a valuation allowance against substantially all of its net deferred taxes. The remaining pro forma income tax expense represents state and foreign taxes.

(6)
Reflects pro forma net impact, assuming the I/O common stock issued in connection with the GXT acquisition was outstanding as of January 1, 2004.

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(7)
Reflects the following pro forma dilutive share adjustments (in thousands) as follows:

The net impact, assuming the I/O common stock issued in connection with the GXT acquisition was outstanding as of January 1, 2004	20,962
The net impact of the GXT stock options assumed by I/O as if outstanding as of January 1, 2004	2,549

23,511

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2004
INPUT/OUTPUT, INC.

	By:	/s/ J. MICHAEL KIRKSEY
	Name:	J. Michael Kirksey
	Title:	Executive Vice President and Chief Financial Officer

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  Item 8.01 Other Events
SIGNATURES